EXHIBIT 3.2
BY-LAWS
OF
VALVOLINE INC.
Amended and restated as of September 19, 2016
ARTICLE I
Offices
SECTION 1.01.    Registered Office. The registered office of Valvoline Inc. (hereinafter called the “Corporation”) in the Commonwealth of Kentucky shall be at 306 West Main Street – Suite 512, City of Frankfort, County of Franklin, Kentucky 40601, and the registered agent shall be CT Corporation System, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
SECTION 1.02.    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the Commonwealth of Kentucky, as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Shareholders
SECTION 2.01.    Place of Meeting. All meetings of the shareholders of the Corporation (the “shareholders”) shall be held at a place, either within or outside of the Commonwealth of Kentucky, to be determined by the Board. If no designation is made by the Board, the place of meeting shall be the principal office of the Corporation. The Board may, in its sole discretion, determine that the meetings shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 271B.7-080 of the Kentucky Business Corporation Act (the “KBCA”) (or any successor provision thereto).
SECTION 2.02.    Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the shareholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of the shareholders.
SECTION 2.03.    Special Meetings.
(a) Except as otherwise required by law or the Articles of Incorporation of the Corporation (the “Articles”), and subject to the rights of the holders of any outstanding series of preferred stock (the “Preferred Stock”), special meetings of the shareholders for any purpose or purposes may be called by a majority of the Board.
(b) Subject to the provisions of this Section 2.03, a special meeting of the shareholders shall be called by the Secretary of the Corporation (the “Secretary”) following receipt by the Secretary of a written demand for a special meeting (a “Special Meeting Demand”) from the holders of at least 33 1/3% of all shares entitled to vote on any issue proposed to be considered at the proposed special meeting (the “Requisite Holders”) if such Special Meeting Demand complies with the requirements of Section 2.03(c). The Secretary shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and its shareholders.
(c) A Special Meeting Demand must be delivered to or mailed and received by the Secretary at the principal office of the Corporation. To be in proper form, a Special Meeting Demand shall set be in writing and set forth as to each matter proposed to be brought before the special meeting the information required by Section 2.07(d) with respect to shareholder proposals of business for annual and special meetings. Such shareholders shall also update and supplement such information as required by Sections 2.07(e) and (f) with respect to shareholder proposals of business for annual and special meetings. In addition, a Special Meeting Demand shall not be valid if (i) the Special Meeting Demand relates to an item of business that is not a proper subject for shareholder action under applicable law; (ii) the Special Meeting Demand is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or (iii) such Special Meeting Demand was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.
(d) A Special Meeting Demand may be revoked by written revocation delivered to the Corporation at any time prior to the special meeting by one or more of the shareholders who originally executed such Special Meeting Demand so long as those shareholders who originally executed the Special Meeting Demand but who do not execute such written revocation (if any) do not collectively constitute Requisite Holders; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting.
(e) If none of the shareholders who submitted the Special Meeting Demand for a special meeting of the shareholders appears or sends a qualified representative to present the proposal(s) or business submitted by the shareholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.
(f) Only such business as is specified in the Corporation’s notice of any special meeting of the shareholders shall come before a special meeting. Such business only may be specified by a majority of the Board or in a valid Special Meeting Demand. A special meeting shall be held at such place, if any, and on such date and at such time as shall be fixed by the Board.
(g) The chairman of a special meeting may refuse to permit any business to be brought before a special meeting that fails to comply with this Section 2.03 or, in the case of a shareholder proposal, if the shareholder solicits proxies in support of such shareholder’s proposal without having made the representation required by Section 2.07(d)(7).
SECTION 2.04.    Notice of Meetings.
(a) Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual or special, shall be given by the Corporation to each shareholder of record entitled to notice of the meeting not less than 10 days nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
(b) Notice of adjournment of a meeting of the shareholders need not be given if the place, if any, date and time to which it is adjourned, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at such meeting, unless, after adjournment, a new record date is or must be fixed for the adjourned meeting. If after adjournment a new record date is or must be fixed for the adjourned meeting, the notice of the adjourned meeting shall be given to each shareholder of record as of the new record date. Such further notice shall be given as may be required by law.
SECTION 2.05.    Quorum. Except as otherwise required by law, the Articles or these By-laws of the Corporation (these “By-laws”), the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the shareholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series. To the fullest extent permitted by law, the shareholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
SECTION 2.06.    Adjournments. The chairman of the meeting or the shareholders, by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, who are present in person or by proxy, may adjourn the meeting from time to time whether or not a quorum is present (or, in the case of specified business to be voted on by a class or series, the chairman of the meeting or the shareholders, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such class or series so represented, may adjourn the meeting with respect to such specified business). At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

SECTION 2.07.    Order of Business; Shareholder Proposals.
(a)  At each meeting of the shareholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President of the Corporation (the “President”) or, in the absence of the Chairman of the Board and the President, such person as shall be selected by the Board or the executive committee of the Board, shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
(b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any shareholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.07, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.07.
(c) For business properly to be brought before an annual meeting of the shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described in this Section 2.07. As used in these By-laws, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to shareholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.
(d) To be in proper written form, a shareholder’s notice to the Secretary or a Special Meeting Demand shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting or, in the case of a Special Meeting Demand, a special meeting:
(1) the name and address of each shareholder proposing such business, as they appear on the Corporation’s books;
(2) as to each shareholder proposing such business, the name and address of (i) any other beneficial owner of stock of the Corporation that are owned by such shareholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the shareholder or such beneficial owner (each, a “Shareholder Associated Person”);
(3) as to each shareholder proposing such business and any Shareholder Associated Person, (i) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the shareholder proposing such business or Shareholder Associated Person, (ii) the date such shares of stock were acquired, (iii) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the shareholder proposing such business, any Shareholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such shareholder’s notice or Special Meeting Demand by, or on behalf of, the shareholder proposing such business or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder proposing such business or any Shareholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (v) a description in reasonable

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the shareholder proposing such business or Shareholder Associated Person has a right to vote any shares of stock of the Corporation, (vi) any rights to dividends on the stock of the Corporation owned beneficially by the shareholder proposing such business or Shareholder Associated Person that are separated or separable from the underlying stock of the Corporation, (vii) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the shareholder proposing such business or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (viii) any performance-related fees (other than an asset-based fee) that the shareholder proposing such business or Shareholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice or Special Meeting Demand (the information specified in Section 2.07(d)(1) to (3) is referred to herein as “Shareholder Information”);
(4) a representation that each such shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business;
(5) a brief description of the business desired to be brought before the annual meeting or, in the case of a Special Meeting Demand, a special meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;
(6) any material interest of the shareholder and any Shareholder Associated Person in such business;
(7) a representation as to whether such shareholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such business or (ii) otherwise to solicit proxies from the shareholders in support of such business;
(8) all other information that would be required to be filed with the SEC if the shareholder or any Shareholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and
(9) a representation that the shareholder shall provide any other information reasonably requested by the Corporation.
(e) Such shareholders providing the notice or Special Meeting Demand shall also provide any other information reasonably requested by the Corporation within five business days after such request.
(f) In addition, such shareholders shall further update and supplement the information provided to the Corporation in the notice, Special Meeting Demand, or upon the Corporation’s request pursuant to Section 2.07(e) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of 10 business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the principal office of the Corporation, addressed to the Secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of 10 business days before the meeting or any adjournment or postponement thereof).
(g) The foregoing notice requirements shall be deemed satisfied by a shareholder for an annual meeting if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and provided, further, that the foregoing shall not imply any obligation beyond that required by applicable law to include a shareholder’s proposal in a proxy statement prepared by management of the Corporation. Notwithstanding anything in these By-laws to the

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.07.
(h) The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting that fails to comply with this Section 2.07 or, in the case of a shareholder proposal, if the shareholder solicits proxies in support of such shareholder’s proposal without having made the representation required by Section 2.07(d)(7).
(i) The provisions of this Section 2.07 shall govern all business related to shareholder proposals at the annual meeting of the shareholders; provided that business related to the election or nomination of directors shall be governed by the provisions of Section 3.03 and not by this Section 2.07.
SECTION 2.08.    List of Shareholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least five days before each meeting of the shareholders, a complete list of the shareholders entitled to notice thereof, arranged, subject to applicable law, in alphabetical order by voting group (and within each voting group by class or series of shares), and showing the address of each shareholder and the number of shares registered in such shareholder’s name. Such list shall be produced and kept available at the times and places required by law.
SECTION 2.09.    Voting.
(a) Except as otherwise provided by law or by the Articles, each shareholder of record of any series of Preferred Stock shall be entitled at each meeting of the shareholders to such number of votes, if any, for each share of such stock as may be fixed in the Articles or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each shareholder of record of Common Stock shall be entitled at each meeting of the shareholders to one vote for each share of such stock, in each case, registered in such shareholder’s name on the books of the Corporation:
(1) on the date fixed pursuant to Section 7.06 as the record date for the determination of shareholders entitled to vote at such meeting; or
(2) if no such record date shall have been so fixed, then at the close of business on the day immediately before the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day immediately before the day on which the meeting is held.
(b) Each shareholder entitled to vote at any meeting of the shareholders may authorize a person to act for such shareholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period.
(c) Except as otherwise required by law and except as otherwise provided in the Articles or these By-laws, at each meeting of the shareholders, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon who are present in person or by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the shareholders of such class or series who are present in person or by proxy shall be the act of such class or series.
(d) Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. Any written ballot shall be signed by the shareholder voting, or by such shareholder’s proxy, and shall state the number of shares voted.
SECTION 2.10.    Inspectors. The chairman of the meeting shall appoint one or more inspectors to act at any meeting of the shareholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be shareholders. No director or nominee for the office of director shall be appointed such inspector.

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

ARTICLE III

Board of Directors
SECTION 3.01.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles directed or required to be exercised or done by the shareholders.
SECTION 3.02.    Number, Term of Office, Qualification and Election.
(a) Number of Directors. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, the number of directors of the Corporation shall be fixed from time to time by resolution adopted by the Board; provided, however, that a vote of the shareholders is required to increase or decrease the number of directors by more than 30% from the number last fixed by the shareholders. However, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors of the Corporation need not be shareholders.
(b) Term of Office. Directors, other than any who may be elected by the holders of any series of Preferred Stock pursuant to the provisions set forth in the Articles, shall hold office until the next annual meeting of the shareholders and until each of their successors shall have been duly elected and qualified.
(c) Director Qualification. Unless the Board determines otherwise, to be eligible to be a nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board) to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors.
(d) Election. Directors shall be elected in the manner provided in the Articles.
SECTION 3.03.    Notification of Nominations.
(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, nominations for the election of directors may be made by (1) the Board or (2) by any shareholder who is a shareholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of directors.
(b) Subject to the rights of the holders of any outstanding series of Preferred Stock, any shareholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such shareholder’s intent to make such nomination is given in proper written form to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal office of the Corporation (i) with respect to an election to be held at an annual meeting of the shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made; and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting and the

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. In no event shall an adjournment or postponement, or public announcement of an adjournment or postponement, of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 3.03.
(c)    Each such notice shall set forth:
(1) the Shareholder Information with respect to such shareholder and any Shareholder Associated Persons and the name and address of the person or persons to be nominated;
(2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
(4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and any Shareholder Associated Person or any of their respective affiliates or associates or other parties with whom they are acting in concert, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder, Shareholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and each nominee were a director or executive of such registrant;
(5) such other information regarding each nominee proposed by such shareholder and Shareholder Associated Persons as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board and a completed signed questionnaire, representation and agreement required by Section 3.02(c);
(6) a representation as to whether such shareholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from shareholders in support of such nomination;
(7) a representation that the shareholders shall provide any other information reasonably requested by the Corporation; and
(8) the executed written consent of each nominee to serve as a director of the Corporation if so elected;
(d) Such shareholders shall also provide any other information reasonably requested by the Corporation within five business days after such request.
(e) In addition, such shareholders shall further update and supplement the information provided to the Corporation in the notice of nomination or upon the Corporation’s request pursuant to Section 3.03(d) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is 10 business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the principal office of the Corporation, addressed to the Secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of 10 business days before the meeting or any adjournment or postponement thereof).
(f) The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in favor of such shareholder’s nominee(s) without having made the representations required by Section 3.03(c)(6).

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

(g) If such shareholder does not appear or send a qualified representative to present such proposal at such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(h) Subject to the rights of the holders of any outstanding series of Preferred Stock, only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as directors of the Corporation.
(i) Notwithstanding anything in this Section 3.03 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the shareholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a shareholder’s notice required by this Section 3.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
SECTION 3.04.    Quorum and Manner of Acting. Except as otherwise provided by law, the Articles or these By-laws, (i) a majority of the Whole Board (as defined below) shall constitute a quorum for the transaction of business at any meeting of the Board, and (ii) the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors pursuant to Section 3.02(a), whether or not there exist any vacancies on the Board.
SECTION 3.05.    Place of Meetings. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or outside of the Commonwealth of Kentucky as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 3.06.    Regular Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine, at such locations as the Board may determine.
SECTION 3.07.    Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of directors then in office, and shall be held at such place, on such date and at such time as he, she or they, as applicable, shall fix.
SECTION 3.08.    Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than two days before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting at the beginning of the meeting (or promptly upon such director’s arrival) the lack of notice to such director.
SECTION 3.09.    Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Articles or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
SECTION 3.10.    Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

SECTION 3.11.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in a signed writing describing the action to be taken and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.
SECTION 3.12.    Resignations. Any director of the Corporation may at any time resign by delivering written notice to the Board, the Chairman of the Board or the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.13.    Removal. Directors may only be removed in accordance with and in the manner provided in the Articles.
SECTION 3.14.    Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of committees of the Board, or both, as the Board or a committee thereof shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.
ARTICLE IV

Committees of the Board of Directors
SECTION 4.01.    Establishment of Committees of the Board. The Board shall designate such committees as may be required by the rules of the New York Stock Exchange (or any other principal United States exchange upon which the shares of the Corporation may be listed) and may from time to time, by resolution adopted by a majority of the Board, designate other committees of the Board (including an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.
SECTION 4.02.    Conduct of Business. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or the charter of such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article III applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report on its actions to the Board.

ARTICLE V
Officers
SECTION 5.01.    Number; Term of Office.
(a) The officers of the Corporation shall be determined by the Board and, to the extent provided in Section 5.01(c), the Chairman of the Board, and may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and a Treasurer, Secretary and Controller and such other officers and agents as the Board may appoint from time to time, each to have such authority, functions or duties as these By-laws provide or as may be delegated or assigned to such officer, from time to time, by the Board, the Chairman of the Board or the President. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles or these By-laws to be executed, acknowledged or verified by two or more officers.

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The Board shall designate which of the officers shall be executive officers of the Corporation.
(b) Each officer shall be appointed by the Board at its annual meeting and hold office until the next annual meeting of the Board and until the officer’s successor is appointed or until the officer’s earlier death, resignation or removal in the manner hereinafter provided. If additional officers are appointed by the Board during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly appointed and until the officer’s successor is appointed or until the officer’s earlier death, resignation or removal in the manner hereinafter provided.
(c) In addition to the foregoing, the Chairman of the Board, by written designation filed with the Secretary, may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and Assistant Auditors of the Corporation. If appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly appointed and until the officer’s successor is appointed or until the officer’s earlier death, resignation or removal in the manner hereinafter provided. Subject to the authority of the Board, the Chairman of the Board shall also have authority to fix the salary of such officer.
SECTION 5.02.    Resignation; Removal; Vacancies. Any officer may resign at any time by delivering written notice to the Corporation, and such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date. All officers and agents appointed shall be subject to removal at any time by the Board with or without cause. All appointed officers may be removed at any time by the Chairman of the Board acting jointly with the President or any Executive or Senior Vice President, by written designation filed with the Secretary. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for appointment to such office.
SECTION 5.03.    Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and the Board. If designated by Board resolution, the Chairman of the Board shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. The Chairman of the Board shall perform all such other duties as are incident to the office or as may be properly required of the Chairman of the Board by the Board, subject in all matters to the control of the Board.
SECTION 5.04.    President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board. If designated by Board resolution, the President shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. The President shall have such powers, authority and duties as may be delegated or assigned to the President from time to time by the Board or the Chairman of the Board.
SECTION 5.05.    Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents, Administrative Vice Presidents and Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board or the President. An Administrative Vice President or Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless designated as such by the Board, the Chairman of the Board or the President.
SECTION 5.06.    Treasurer. The Treasurer shall have custody and control of the funds and securities of the Corporation and shall perform all such other duties as are incident to the office of the Treasurer or that may be properly required of the Treasurer by the Board, the Chairman of the Board or the President.
SECTION 5.07.    Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are currently and regularly made; shall have general supervision of the preparation of the Corporation’s balance sheets, income accounts and other financial statements or records; and shall perform such other duties as shall, from time to time, be assigned to him, by the Board, the Chairman of the Board or the President. Unless otherwise provided by the Board, the Chairman of the Board or the President, these duties and powers shall extend to all subsidiary corporations and, so far as the Board, the Chairman of the Board or the President may deem practicable, to all affiliated corporations.
SECTION 5.08.    Secretary. The Secretary shall attend to the giving and serving of all notices required by law or these By-laws, shall be the custodian of the corporate seal and shall affix and attest the same to all papers requiring it; shall have responsibility for preparing minutes of the meetings of the Board and shareholders; shall have responsibility for

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

authenticating records of the Corporation; and shall in general perform all the duties incident to the office of the Secretary, subject in all matters to the control of the Board.
SECTION 5.09.    Auditor. The Auditor shall review the accounting, financial and related operations of the Corporation and shall be responsible for measuring the effectiveness of various controls established for the Corporation. The Auditor’s duties shall include, without limitation, the appraisal of procedures, verifying the extent of compliance with formal controls and the prevention and detection of fraud or dishonesty and such other duties as shall, from time to time, be assigned to the Auditor by the Board, the Chairman of the Board or the President. Unless otherwise provided by the Board, the Chairman of the Board or the President, these duties and powers shall extend to all subsidiary corporations and, so far as the Board, the Chairman of the Board or the President may deem practicable, to all affiliated corporations.
SECTION 5.10.    Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer.
SECTION 5.11.    General Provision. The powers, authorities and duties established pursuant to this Article V may be delegated or assigned, directly or indirectly, by the Board, the Chairman of the Board or the President, as the case may be.
ARTICLE VI

Indemnification

SECTION 6.01.    Right to Indemnification. The Corporation, to the fullest extent permitted or required by the KBCA or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as required by law, the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as defined below). Any director or officer of the Corporation entitled to indemnification as provided in this Section 6.01 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall, unless determined by the Corporation to not be in its best interest, include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the KBCA or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI; provided that, if required by law or by the Corporation in its discretion, the Corporation receive an undertaking to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified.
For purposes of this Section 6.01, “Change in Control” means the occurrence of any of the following: (i) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (iii) individuals who would constitute a majority of the members of the Board elected at any meeting of shareholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board and the

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

election or the nomination for election by the shareholders of such directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to such election.
SECTION 6.02.    Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 6.01 of this Article VI or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 6.01 of this Article VI, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the KBCA. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.
SECTION 6.03.    Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.
SECTION 6.04.    Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SECTION 6.05.    Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person who is or was an employee of the Corporation or of any entity in which the Corporation, directly or indirectly, has an interest and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a “Requested Employee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation, may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.
For purposes of this Section 6.05, “Authorized Officer” means any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President that is an officer of the Corporation or the Secretary.
SECTION 6.06.    Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation or of any entity in which the Corporation, directly or indirectly, has an interest and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, a Covered Entity, or of any entity in which the Corporation, directly or indirectly, has an interest, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

Capital Stock
SECTION 7.01.    Certificates for Shares and Uncertificated Shares.
(a) The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificates, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President, or by any Vice President, and by the Secretary or any Assistant Secretary, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. In the event that the Corporation issues or transfers shares without certificates, within a reasonable time after such issuance or transfer, the Corporation shall send the shareholder a written statement of the information required by the KBCA to be stated on a share certificate.
(b) The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
SECTION 7.02.    Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. To the fullest extent permitted by law, the person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
SECTION 7.03.    Registered Shareholders and Addresses of Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Kentucky.
SECTION 7.04.    Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 7.05.    Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

SECTION 7.06.    Fixing Date for Determination of Shareholders of Record.
(a) In order that the Corporation may determine the shareholders entitled to notice of any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting nor more than 70 days prior to any such other action (as the case may be).
(b) A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
SECTION 7.07.    Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
ARTICLE VIII

Miscellaneous
SECTION 8.01.    Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
SECTION 8.02.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October in each year.
SECTION 8.03.    Waiver of Notice. Whenever any notice whatsoever is required to be given by these By-laws, by the Articles or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in a signed writing or as otherwise permitted by law, which shall be filed with or entered upon the minutes of the meeting or the corporate records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice other than in the case of attendance for the express purpose of objecting at the beginning of the meeting (or promptly upon such person’s arrival) to the transaction of business because the meeting is not lawfully called or convened.
SECTION 8.04.    Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
SECTION 8.05.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.
SECTION 8.06.    Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.
SECTION 8.07.    Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]

as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
SECTION 8.08.    Subject to Law and the Articles of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Articles and applicable law.
ARTICLE IX

Amendments
SECTION 9.01.    Subject to the KBCA and the Articles, these By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the Board and such notice is given not less than twenty-four hours prior to the meeting. Unless a higher percentage is required by the Articles, any such alteration, amendment, repeal or adoption of any By-law shall require approval by a majority of the Board. The shareholders of the Corporation shall have the power to alter, amend, repeal or adopt any By-law only to the extent and in the manner provided in the Articles and only to the extent permitted by law.

[[NYCORP:3600137v9:4334W: 10/24/2016--01:03 PM]]